                                                                   EXHIBIT 2(iv)

                                                              STATE OF DELAWARE

                             CERTIFICATE OF MERGER           SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                      of
                                                       FILED 10:51 AM 3/10/1994
                                AU 'N AG, INC.              944037960 - 2377973
                          (A Delaware Corporation)
                                    into
                               AU 'N AG, INC.
                          (A Delaware Corporation)

    The undersigned officers, president and secretary of AU 'N AG, INC., a Utah corporation, and AU 'N AG, INC., a Delaware Corporation hereby certify that the Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware by the shareholders of AU 'N AG, INC., a Utah corporation, at a special shareholders' meeting which was duly called and was held on the 7th day of February 1994, after due notice had been given to the shareholders, and was approved by the sole shareholder of AU 'N AG, INC., a Delaware corporation, by consent action. The surviving corporation shall be AU 'N AG, Inc., a Delaware corporation. The executed copy of the Plan is on file at the principal place of business of the surviving corporation 357 South 200 East, Suite 300, Salt Lake City, Utah 34111. A copy of the Plan will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation. The authorized capital stock of AU'N AG, INC., a Utah Corporation, is 50,000,000 shares of common stock, $.001 par value.

    The number of shares outstanding of each class of each corporation which were entitled to vote on the Plan and the number of shares of each class of each corporation consenting and not consenting to the Plan, is as follows:

                                                    Number of
                                                     Shares            Number of Shares
                                  Class            Outstanding    Consenting  Not Consenting
                               -----------         -----------    ----------  --------------
AU 'N AG, INC.                Common stock         23,297,800     17,005,000         0
(a Utah Corporation)          ($.001 par)

AU 'N AG, INC.                Common stock             10             10
(a Delaware Corporation)      ($.001 par)





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    The certificate of incorporation of the AU 'N AG, INC., a Delaware corporation, the surviving corporation, shall be the certificate of incorporation of the surviving corporation.

    All of the presently outstanding shares of AU 'N AG, INC., a Delaware corporation are owned and held by AU 'N AG, INC., a Utah corporation.

    IN WITNESS WHEREOF, AU 'N AG, INC., a Utah corporation, and AU 'N AG, INC., a Delaware corporation, have caused this Certificate of Merger to be executed in their respective corporate names by their respective presidents and their respective secretaries this 15th day of February 1994.



Attest:                               AU 'N AG, INC.
                                      A Utah Cororation



  /s/ Max Morrill, Secretary          /s/ R.G. Listul, President
  -------------------------------     -------------------------------
      Max Morrill, Secretary              R.G. Listul, President



                                      AU 'N AG, INC.
Attest:                               A Delaware Corporation





  /s/ Ronald N. Vance, Secretary      /s/ Ronald N. Vance, President
  -------------------------------     -----------------------------------
      Ronald N. Vance, Secretary          Ronald N. Vance, President






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